UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 3, 2009

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 3, 2009, in connection with his retirement, Andrew S. Melton resigned as a member of our Board of Directors and as our Executive Vice President, Chief Financial Officer, Secretary and Treasurer.

On August 3, 2009, Arthur S. Reynolds, a member of our Board of Directors and the former Chairman of the Board’s Audit Committee, was appointed as our interim Chief Financial Officer.   Mr. Reynolds, who is 65 years old, has been a member of our Board of Directors since October 2, 2008.  He is the founder of Rexon Limited of London and New York where, since 1999, he has served as managing director. Mr. Reynolds was founder, co-owner of London-based Value Management & Research (UK) Limited and served as managing partner from 1997 to 1999.   He was the founder and, from 1982 to 1997, served as managing director of Ferghana Financial Services Limited. Prior thereto, Mr. Reynolds held executive positions at Merrill Lynch International Bank Limited, Banque de la Société Financière Européene, J.P. Morgan & Company and Mobil Corporation.  Mr. Reynolds is also a director of Apogee Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008

THERMOENERGY CORPORATION (Registrant)

By:	/s/ Dennis C. Cossey
Name: Dennis C. Cossey
Title: Chairman and Chief Executive Officer